UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 906-8555
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On December 1, 2015, Compass Energy Operating, LLC (“Compass Energy”), a wholly-owned subsidiary of HRG Group, Inc. (“HRG”; NYSE: HRG), consummated the transactions contemplated by its previously announced purchase agreement, dated October 8, 2015 (the “Purchase Agreement”), with Indigo Resources LLC (as successor to Indigo Minerals LLC, “Buyer”). Pursuant to the Purchase Agreement, Buyer acquired certain of Compass Energy’s oil and gas interests located in the Holly, Waskom and Danville Fields in East Texas and North Louisiana (the “Transaction”). Proceeds from the Transaction, which were approximately $147.5 million after customary closing adjustments, are expected to be used to reduce borrowings under Compass Energy’s existing credit facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRG GROUP, INC.

By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Senior Vice President, General Counsel &
Corporate Secretary

Dated: December 1, 2015